                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.____)
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_]  Preliminary Proxy Statement    [X]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                         ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            WEST TOWN BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

         _______________________________________________________________________

    (2)  Aggregate number of securities to which transaction applies:

         _______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined:

         _______________________________________________________________________

    (4)  Proposed maximum aggregate value of transaction:

         _______________________________________________________________________

    (5)  Total fee paid:

         _______________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset provided by Exchange Act Rule 0-
    11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount Previously Paid:

         _______________________________________________________________________

    (2)  Form, Schedule or Registration Statement No.:

         _______________________________________________________________________

    (3)  Filing Party:

         _______________________________________________________________________

    (4)  Date Filed:

         _______________________________________________________________________

                    [Letterhead of West Town Bancorp, Inc.]


                                 June 25, 2001


Dear Stockholder of West Town Bancorp:

     You were recently sent the proxy materials for the Annual Meeting of Stockholders of West Town Bancorp, Inc. (the "Company"), which is to be held at the Company's administrative offices, 4852 West 30th Street, Cicero, Illinois on Wednesday, July 18, 2001, at 1:00 p.m., Central Time. After the mailing of the proxy materials, we noted that there was an error on page 4 of the Proxy Statement. That error consisted of naming only two (2) of the four (4) director nominees in the last sentence of the last paragraph on page 4. Therefore, please find enclosed herewith a corrected page 4 wherein that sentence is corrected to read as follows:

          Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed Proxy will be voted FOR the election of each of the director nominees.

     We request that you substitute this corrected page 4 for the original page 4 in your Proxy Statement. We apologize for any inconvenience this may have caused.

     THE MANAGEMENT OF THE COMPANY SUPPORTS AND RECOMMENDS A "FOR" VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES AS DIRECTORS OF THE COMPANY AND "FOR" VOTE FOR THE RATIFICATION OF COBITZ, VANDENBERG & FENNESSY AS THE COMPANY'S INDEPENDENT AUDITORS. PLEASE INDICATE YOUR SUPPORT BY CASTING YOUR VOTES FOR ALL PROPOSALS. A PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM.


                                       Sincerely,

                                       WEST TOWN BANCORP, INC.


                                       /s/ Dennis B. Kosobucki
                                       Dennis B. Kosobucki
                                       Chairman of the Board and President

Bylaws provide that Directors are to be elected for terms of three years, approximately one-third of whom are elected annually. Three directors will be elected at the Meeting each to serve for a three year term. One director will be elected at the Meeting to serve for a one year term. The Nominating Committee, consisting of all the Directors of the Company, has nominated for election as directors, Dennis B. Kosobucki, James Kucharczyk and James Kucera each for a three year term. The Nominating Committee has nominated Charles J. Sourek, Jr. for a one year term. Dennis B. Kosobucki and James Kucharczyk are currently members of the Board of Directors of the Company and the Bank.

     Pursuant to the Company's Certificate of Incorporation, directors are elected by a plurity of the votes cast. Stockholders may not cumulate their votes.

     If any of the nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may amend the Bylaws and reduce the size of the Board. At this time, the Board knows of no reason why the nominees might be unavailable or unwilling to serve. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed Proxy will be voted FOR the election of each of the director nominees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE
                                              ---
DIRECTOR NOMINEES.




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